Exhibit 32.1

Certification of Principal Executive Officer and PrincipalFinancial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of USA Real Estate Investment Trust (the "Trust"), hereby certify that:

(i)
the accompanying quarterly report on Form 10-Q of the Trust for the three months ended March 31, 2012, (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

May 14, 2012	By: /s/ Jeffrey B. Berger
Jeffrey B. Berger, Principal Executive Officer

May 14, 2012	By: /s/ Gregory E. Crissman
Gregory E. Crissman, Principal Financial Officer